UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

205 Carriage Street, Guin, AL		35570
(Address of principal executive offices)		(Zip code)

(205) 468-8400

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc., an Alabama corporation; Deer Valley Financial Corp., a Florida corporation; and Deer Valley Home Repair Services, Inc., a Florida corporation.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The stockholders of Deer Valley Corporation (the “Company”) holding a majority of our voting power took action by written consent to approve the amendment of the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s outstanding common stock (the “Common Stock”) at ratio of 1-for-250 shares of Common Stock (the “Reverse Split”), immediately followed by a forward stock split of the Company’s shares of Common Stock, at the same exchange ratio (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Stock Split”). As a result, any stockholder owning fewer than 250 shares of Common Stock before the Reverse Split will have the shares of such class cancelled and converted into the right to receive $0.73 for each share of Common Stock held of record prior to the Reverse Split (the “Corporate Action”). The trading on a post-Reverse/Forward split-adjusted basis on the OTC Bulletin Board begins as of the opening of trading on April 26, 2016.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit 3.01	Articles of Amendment to the Articles of Incorporation of the Company (effecting Reverse Stock Split)

Exhibit 3.02	Articles of Amendment to the Articles of Incorporation of the Company (effecting Forward Stock Split)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	/s/ John S. Lawler
Name:	John Steven Lawler
Title:	Chief Financial Officer
Dated:	April 28, 2016

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